UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

Brillian Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

SUPPLEMENT TO THE PROXY STATEMENT
OF
BRILLIAN CORPORATION

Approval of Issuance of Securities

     The rules of the Nasdaq National Market, where our common stock trades, require stockholder approval prior to the issuance of designated securities in connection with a transaction, other than a public offering, involving the sale, issuance, or potential issuance by a company of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value that equals 20% or more of the common stock outstanding or 20% or more of the voting power outstanding before the issuance. When the staff of Nasdaq is unable to determine the number of shares to be issued in a transaction, it looks to the maximum potential issuance of shares to determine whether there will be an issuance of 20% or more of the common stock outstanding. In the case of securities referred to by Nasdaq as “future priced securities” for which the actual conversion price of the securities depends on the market price of the securities or other factors, such as company performance at the time of conversion, so the number of shares that will be issued is uncertain until conversion occurs, Nasdaq looks to the maximum potential issuance at the time the future priced security is issued. As a result, Nasdaq requires stockholder approval prior to the issuance of future priced securities.

     As indicated in our Form 10-K Report for the year ended December 31, 2004, our cash balance is not sufficient to finance our operations through 2005 and we need to obtain debt or equity financing. While we currently have no legal commitments regarding any such financing, we are actively pursuing various financing alternatives that could involve the issuance in one or more transactions, not involving a public offering, of common stock or other securities convertible into or exchangeable for common stock that could exceed 20% or more of the common stock outstanding or 20% or more of the voting power outstanding before the issuance or issuances depending, in the case of the other securities, upon the market price of our common stock upon conversion, the price at which we issue other securities, or the performance of our company, among other factors.

     As a result of the rules of the Nasdaq National Market, we are required to obtain stockholder approval for those issuances of securities or to obtain a waiver from those rules. While we may seek such a waiver, we also are seeking stockholder approval. Stockholder approval will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock present in person or by proxy of the meeting.

BRILLIAN CORPORATION
2005 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of BRILLIAN CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and Proxy Statement Supplement of the Company, each dated April 4, 2005, and hereby appoints Vincent F. Sollitto, Jr., and Wayne A. Pratt, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of the Company, to be held on Thursday, May 12, 2005, at 9:00 a.m., local time, at the Company’s corporate headquarters at 1600 North Desert Drive, Tempe, Arizona, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

     This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors; FOR approval of the 2003 Incentive Compensation Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended; FOR approval of the issuance by the Company of Common Stock or securities convertible into or exchangeable for Common Stock that could exceed more than 20% of the voting power of the Company’s Common Stock before issuance; FOR approval of the amendment to the Company’s 2003 Employee Stock Purchase Plan; and as said proxies deem advisable on such other matters as may come before the meeting.

     A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

(Continued and to be signed and dated on the other side.)

BRILLIAN CORPORATION	To make comments, mark here. ☐
P.O. BOX 11125
NEW YORK, N.Y. 10203-0125	To change your address, please mark this box. ☐

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

☒	Votes must be indicated (x) in Black or Blue ink.

1.	ELECTION OF DIRECTORS:	FOR all nominees ☐ listed below.	WITHHOLD AUTHORITY to vote ☐ for all nominees listed below.	*EXCEPTIONS ☐

Nominees:	Jack L. Saltich, David P. Chavoustie, Vincent F. Sollitto, Jr., David N.K. Wang, and John S. Hodgson

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

2.	Proposal to approve the 2003 Incentive Compensation Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Proposal to approve the issuance by the Company of Common Stock or securities convertible into or exchangeable for Common Stock that could exceed more than 20% of the voting power of the Company’s Common Stock before issuance.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Proposal to amend the Company’s 2003 Employee Stock Purchase Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐

and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)

Date

Share Owner sign here

Co-Owner sign here